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                                                                   EXHIBIT 10.56

Bank of America, N.A.
                                 Promissory Note

Date March 30, 2001         [ ] New   [X] Renewal           Amount $8,000,000.00
                                                     Maturity Date April 1, 2002

========================================   =====================================
Bank:                                      Borrower:

Bank of America, N.A.                      Texas Timberjack, Inc.
Banking Center:                            Rt. 15, Box 9475
110 North College                          Lufkin, Angelina County, Texas  75901
Tyler, Smith County, Texas  75702

========================================   =====================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Eight Million Dollars ($8,000,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1. Rate. The Rate shall be the Prime Rate, plus or minus the "Applicable Margin" per annum as hereinafter provided. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan. The "Applicable Margin" shall initially mean minus 0.25%, provided, the Applicable Margin shall change to reflect changes in the ratio of Texas Timberjack, Inc.'s Funded Debt to Texas Timberjack, Inc.'s EBITDA, as determined by Bank. The terms "Funded Debt" and "EBITDA" shall have the meanings generally attributed to such terms under, and the said ratio shall be calculated as of the end of each calendar quarter for the 12 month period then ended, in accordance with generally accepted accounting principles, as in effect from time to time, consistently applied, with respect to Texas Timberjack, Inc.'s consolidated financial statements furnished to Bank from time to time. The Applicable Margin shall be determined as follows:

    Funded Debt to EBITDA Ratio                      Applicable Margin
    ---------------------------                      -----------------
    *  2.00 to 1.00                                  minus   0.25%
    ** 2.00 to 1.00 but *3.00 to 1.00                plus    0.25%
    ***3.00 to 1.00                                  plus    0.50%
--------
*   Less Than
**  Greater Than
*** Greater Than Or Equal To

Any change in the Applicable Margin shall be effective on the first day of the first month immediately following (i) Bank's receipt of all required financial information for the preceding calendar quarter (commencing with the quarter ending on December 31, 2000), and (ii) the giving of the notice hereinafter required. Provided, the Applicable Margin shall not increase unless and until Bank gives Borrower written notice of the increase, and the Applicable Margin shall not decrease unless and until Borrower gives Bank written notice of the decrease.

Notwithstanding any provision of this Note or any other agreement or commitment between Borrower and Bank, whether written or oral, express or implied, Bank shall never be entitled to charge, receive, or collect, nor shall amounts received hereunder be credited so that Bank shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of the parties that the Note, and all instruments securing the payment of the Note or executed or delivered in connection therewith, shall comply with applicable law. If Bank ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of the Note, prepayment of the Note, delay in advancing proceeds of the Note, or any other event, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of the Note or any other indebtedness owed to Bank by Borrower, and if the Note and such other indebtedness are paid in full, any remaining excess shall be paid to Borrower. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of the Note until its payment in full. The term "Maximum Rate" as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby.

To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended, (the "Act") is relevant to the Bank for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Act pursuant to the "weekly ceiling" from time to time in effect, as referred to and defined in ss.303.001-303.016 of the Act; subject, however, to any right the Bank subsequently may have under applicable law to change the method of determining the Maximum Rate.

2. Accrual Method. Interest at the Rate set forth above will be calculated based on the actual number of days elapsed (365 days in a year, or 366 days in a leap year).

3. Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

Principal shall be paid in full in a single payment on April 1, 2002. Interest shall be paid monthly, as it accrues, commencing on May 1, 2001, and continuing on the same day of each successive month thereafter, with a final payment of all unpaid accrued interest at the stated maturity of this Note.

5. Revolving Feature.

[X] Borrower may borrow, repay and reborrow hereunder at any time, up to a maximum aggregate amount outstanding at any one time equal to the principal amount of this Note, provided that Borrower is not in default under any provision of this Note, any other documents executed in connection with this Note, or any other note or other loan documents now or hereafter executed in connection with any other obligation of Borrower to Bank, and provided that the borrowings hereunder do not exceed any borrowing base or other limitation on borrowings by Borrower. Bank shall incur no liability for its refusal to advance funds based upon its determination that any conditions of such further advances have not been met. Bank records of the amounts borrowed

Bank of America, N.A.                                            Promissory Note
[Commercial]                           1                                    2/96
A17\16\1412\186203

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from time to time shall be conclusive proof thereof. Bank and Borrower expressly agree that Chapter 346 ("Chapter 346") of the Texas Finance Code shall not apply to this Note or to any advances under this Note and that neither this Note or any such advances shall be governed by or subject to the provisions of Chapter 346 in any manner whatsoever.

     [_] Uncommitted Facility. Borrower acknowledges and agrees that, notwithstanding any provisions of this Note or any other documents executed in connection with this Note, Bank has no obligation to make any advance, and that all advances are at the sole discretion of Bank.

     [_] Out-Of-Debt Period. For a period of at least _______________________ consecutive days during [_] each fiscal year, [_] any consecutive 12-month period, Borrower shall fully pay down the balance of this Note, so that no amount of principal or interest and no other obligation under this Note remains outstanding.

6.   Automatic Payment.

[X] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number 008930018390. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

7. Delinquency Charge. To the extent permitted by law, a delinquency charge will be imposed in an amount not to exceed four percent
(4%) of any payment that is more than fifteen days late.

8. Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

9. Prepayments. Prepayments may be made in whole or in part at any time on any loan for which the Rate is based on the Prime Rate. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole discretion. No prepayment of any other loan shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

10. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of Bank of America Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; (m) the failure of Borrower's business to comply with any law or regulation controlling its operation; or (n) the failure of Southern Forest Products, LLC and/or Sunshine Homes Two to pay or perform any obligation, liability or indebtedness now or hereafter owing by either of them to Bank or any affiliate or subsidiary of Bank of America Corporation.

11. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Bank (however acquired or evidenced) shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law, or if none, 25% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

12. Non-Waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligors to Bank in any other respect at any other time.

13. Applicable Law, Venue and Jurisdiction. Borrower agrees that this Note shall be deemed to have been made in the State of Texas at Bank's address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note. In any litigation in connection with or to enforce this Note or any


Bank of America, N.A.
Texas [Commercial]                    -2-                       Primissory Note
A17\16\1412\186203                                                         2/96

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indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

14. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Bank.

16. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

17. Renewal. This Note is given in renewal and modification of that certain promissory note dated September 1, 2000, executed by Borrower, payable to the order of Bank in the principal face amount of $8,000,000.00. This Note is subject to the provisions of, and evidences a "Loan" under, that certain Amended and Restated Loan Agreement dated March 31, 2000, by and between Borrower and Bank, as amended. Without limiting the generality of the foregoing, this Note is specifically made subject to the Borrowing Base Agreement attached as Exhibit "A" to the said Amended and Restated Loan Agreement, as amended.

18. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

     B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BANK:                                       Borrower:

Bank of America, N.A.                       Texas Timberjack, Inc., A Texas
                                            Corporation


By:_________________________________        By:_________________________________
                                                  Name:_________________________
                                                  Title:________________________


Bank of America, N.A.
Texas [Commercial]                    -3-                       Primissory Note
A17\16\1412\186203                                                         2/96